                           EXCLUSIVE LICENSE AGREEMENT

     This agreement is made and effective this Oct. 15, 2001 between Turbodyne Systems, Inc. and Turbodyne Technologies, Inc. collectively. "Turbodyne" herein called licensee, and having an address of 6155 Carpinteria Ave, Carpinteria, CA 93013, and David T. St. James having and address of 1187 Coast Village Rd #1-414 Montecito, CA 93108 and hereinafter called "licensor".

     Whereas the licensor has invented and developed three inventions evidenced by patent applications to be filed with the United States Patent Office under the titles of

     a-   "Electrically  assisted  engine  charging  system."
     b-   "Intelligent  engine  air  intake  system."
     c-   "Exhaust  gas  driven  electric  generating  system."

     And is desirous of granting an exclusive worldwide license with the right to sublicense to the licensee on the three inventions.
     And whereas the licensee is desirous of licensing the above inventions, from the licensor. Therefore, the parties for good and valuable considerations and other premises contained herein, agree as follows:


1.     GRANT  OF  LICENSE.
       ------------------

Licensor hereby grants to licensee the worldwide exclusive license with the right to sublicense to make, have made, use and sell products incorporating the technology for the inventions together with know how and any trade secrets.

2.     CONSIDERATION  AND  ROYALTY
       ---------------------------

A. With the signing of this agreement licensee pays to licensor the sum of $300,000.00 in cash evidencing a payment of $100,000.00 for each invention so licensed. As an alternative the parties agree, that due to financial condition of the licensee, the licensor agrees to treat the above sum of $300,000.00 as a private placement under regulation "D" in the common stock of Turbodyne Technologies, Inc. at the price of $0.15 per share, representing the current discounted value of the shares. The licensor therefore agrees to accept two million shares of the common stock of Turbodyne Technologies, Inc. plus warrants to purchase two million shares of common stock of Turbodyne Technologies, Inc. at a price of $0.30 per share for a period of four years from the date of this agreement.


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B.     A  royalty equal to 2% (two percent) of gross sales price of the products manufactured and sold payable quarterly by licensee. This royalty is payable on all the products manufactured and sold by the licensee as well as any products manufactured and sold by any sub-licensee of the licensee. Gross sales price is defined as gross invoice price of products incorporating the licensed technology, less, commissions, discounts and shipping costs.

3.     SECURITY  COLLATERAL
       --------------------

     In order to guarantee the performance of this agreement, in view of the weak financial condition of the licensee, Turbodyne Technologies, Inc. hereby pledges all of the outstanding and issued shares of stock of its fully owned subsidiary "Turbodyne Systems, Inc." to the licensor as a security collateral for the performance of this agreement and subject to the terms and conditions of the pledge agreement attached as exhibit "A".
     It is further agreed that under no circumstance, Turbodyne Technologies, Inc. will sell, hypothecate, transfer or otherwise alienate its ownership of the shares so pledged.

4.     PATENT  ENFORCEMENT
       -------------------

     In the event either party discovers material evidence of manufacture, use or sale by a third party of a product which materially infringes any claim of patents comprising a portion of licensed patent pending or granted patent, the party that discovered the evidence shall notify the other party promptly in writing upon such discovery.
     The licensee shall have the obligation to initiate an action to enforce the licensed patent. Any such enforcement shall be at the expense of licensee. The licensor shall fully cooperate with the licensee in such enforcement and any damage award received form the third parties, after the deduction of litigation costs, shall be divided 20% to licensor and 80% to licensee. In the event that the licensee determines not to pursue litigation after a 60 day notice then the licensor at its own expense hall have the right and authority on behalf of the parties to bring suit and any recovered damages is for the account of the licensor.

5.     PATENT  ENFORCEMENT
       -------------------

     Any improvements in the subject matter of the invention conceived by Either party or their agents shall be for the exclusive use of the licensee and subject to royalty payments under the terms and conditions of this agreement.


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6.     FILING  AND  MAINTAINING  PATENTS
       ---------------------------------

     Effective the date of this agreement the licensee shall be responsible for the prosecution including all costs of the patent application, and licensor shall fully co-operate with the licensee.
     Licensee shall be responsible for the maintenance costs of the patents and licensor shall fully co-operate with the licensee whenever required to sign any documentation for perfecting of letter patents and foreign applications, which shall be filed in countries with reasonable expectation of commercial return.

7.     BOOKS  AND  RECORDS
       -------------------

     Licensee shall keep adequate books and records in sufficient detail to enable the royalties payable hereunder to be determined, and shall permit said records to be inspected at any time during regular business hours by the licensor or its authorized agent.

8.     ASSIGNABILITY
       -------------

     Either party shall have the right to assign this agreement to a third party and notify the other party of such assignment or sub-license within five working days.
     In the event that the licensee assigns this agreement to a third party, then the licensee shall guarantee the performance of this agreement by the third party.
     By this agreement, the licensee at the option of the licensor, assigns the payment of royalties payable to the licensor per the terms of this agreement to the third party sub-licensee of the licensor up to the amounts payable under this agreement, so that the licensor can receive its royalties directly from the third party sub-licensees. Any such payments received from the third party sub-licensees shall be credited towards royalties payable under this agreement by the licensor to the licensee.

9.     NOTICE
       ------

     Any notices to be given to either party hereunder shall be in writing and shall be delivered personally or by registered mail, return receipt requested.


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10.     DEFAULT
        -------

     In the event of a default in the payment of any royalties pursuant to this agreement by licensee and upon sending of the notice of default by the licensor. If such default is not cured within 30 days from the date of notice, then at the option of the licensor the license shall be declared null and void and become the sole property of the licensor.
     In the event of non-monetary defaults, the parties if unable to settle the dispute within 30 days, the matter can be submitted to arbitration in California according to the rules of American Arbitration Society.

11.     GOVERNING  LAW
        --------------

This  agreement  shall  be  governed  by  the  laws  of the State of California.


     In witness whereof the parties have caused this agreement to be executed and delivered as of the date first above written.

Turbodyne Systems, Inc. (licensee)               Inventor (licensor)

By:  /s/ Charles B. Caverno
_______________________________                  David T. St. James

Title:  Secretary                                /s/ David T. St. James
_______________________________                  _______________________

By:  /s/ Daniel Black
_______________________________

Title:  Director
_______________________________


Turbodyne Technologies, Inc.

By:  /s/ Charles B. Caverno
_______________________________

Title:  Chief Financial Officer
_______________________________

By:  /s/ Daniel Black
_______________________________

Title:  President
_______________________________


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